SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

February 10, 2014

Date of Report (Date of Earliest Event Reported)

Medient Studios, Inc.

 (Exact name of registrant as specified in its charter)

Nevada	000-53835	41-2251802
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1635 Old River Road Bloomingdale, Georgia	31302
(Address of principal executive offices)	(Zip Code)

(818) 634-4801

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01: Other Events

On February 10, 2014, the registrant issued a press release regarding the future conversion of $660,000 of personal debt owed by the registrant to Mr. Manu Kumaran, the registrant’s chairman of the board and chief executive officer, into 10,312,250 common shares at a purchase price of $0.064 per share.  The conversion by Mr. Kumaran was approved by the registrant’s board of directors.

These shares will be issued once the increase in the registrant’s authorized shares has become effective.

Item 9.01: Financial Statements and Exhibits

d) Ex 99: Press release dated February 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Medient Studios, Inc.

By:      /s/ Manu Kumaran

Manu Kumaran

Chief Executive Officer

Dated:  February 11, 2014